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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Auditors and Counsel" and to the use of our report dated December 24, 1997, in this Registration Statement (Form N-1A, File #333-40327) of Cowen Large Cap Value Fund, a portfolio of Cowen Series Funds, Inc.

                                                      /s/ ERNST & YOUNG LLP

New York, New York
December 24, 1997